                                                                    EXHIBIT 10.5

[HONG KONG BANK LETTERHEAD]


January 22, 1998                                                    CONFIDENTIAL

Zindart Ltd.
Flat D 25/F Block 1
Tai Ping Industrial Centre
Lot No. 1637 Ting Kok Road
Tai Po
New Territories

Attn:  Ms. Feather Fok

Dear Madam:

RE:      BANKING FACILITIES
         A/C NO. 004-121141-001

With reference to our recent discussion, we are pleased to advise that we have reviewed your banking facilities and offer a renewal within the following revised limits. These facilities are subject to review at any time and, in any event by January 19, 1999, and also subject to our overriding right of withdrawal and repayment on demand, including the right to call for cash cover on demand for prospective and contingent liabilities.

                                                         NEW        PREVIOUSLY
OVERDRAFT (A/C 004-121141-001)                            @             @

Interest on the overdraft facility will
continue to be charged on daily balances at 1.5% (previously 0.75%) over our best lending rate, (currently 10.25% per annum, but subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

Please note that the approval of any
overdraft in excess of the above stated
credit limit is subject to the sole
discretion of the Bank. In the event of an overlimit, the excess amount will be charged at our prevailing interest rate calculated on a daily basis.


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Zindart Ltd.                                                        CONFIDENTIAL
January 22, 1998
Page Two



                                                                NEW                       PREVIOUSLY
IMPORT/EXPORT FACILITIES                                   HKD20,000,000.-@*)          HKD20,000,000.-@*

Documentary credits with import finance up to 90 days (less any usance/credit periods granted by your suppliers) and/or D/P bills purchased on approved drawees

WITHIN WHICH                                               (HKD20,000,000.-@*)         (HKD20,000,000.-@*)

Goods under your control and/or Trust
Receipts and/or D/A bills purchased up to 90 days on approved drawees.

Interest on your HKD import loans will
continue to be charged on a daily basis at 0.5% over our best landing rate, (currently
10.25% per annum, but subject to fluctuation at our discretion) and payable monthly in arrears to the debit of your current account.

@ within Import/Export (Trust Receipt/DA) line, HKD10,000,000.- (HKD10,000,000.-) is switchable to Overdraft facility.

* A sub-limit of HKD5,000,000.- for Clean Import Loan against valid sales invoices and shipping/title documents from regular unrelated suppliers.

We are also pleased to confirm the following preferential commission structure will continue to be available on your import transactions:

                                                 DC OPENING           COMMISSION
                                                 COMMISSION       IN LIEU OF EXCHANGE
First USD50,000                                     1/4%                 1/4%
USD 50,000.1- to USD500,000.-                       1/8%                 1/8%
Balance In Excess                                  1/16%                1/16%

LEASING FACILITY

The following lease facilities will continue subject to the Terms and Conditions provided for in the Lease Agreement.

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Zindart Ltd.                                                        CONFIDENTIAL
January 22, 1998
Page Three





ACCOUNT NO                            DATE DRAWDOWN                   SCHEDULE CURRENT BALANCE
004-121141-244                        27 December 1995                    USD69,431.96
004-121141-245                        27 December 1995                    USD277,741.84

                                                         NEW                      PREVIOUSLY
SIBOR LEASING LINE                                       NIL                      HKD10,000,000
(not yet effected)

COMPANY CARD
ok Siu Yung Feather                                      HKD150,000.-             HKD150,000.-
Sun Kai Dah George                                       HKD100,000.-             HKD100,000.-

CORPORATE CARD                                           HKD180,000.-             HKD150,000.-

To issue credit cards to your executives applied by your company

GUARANTEES

Issued in favour of:-
China Light & Power Co. Ltd.                             HKD36,700.-              HKD36,700.-
China Light & Power Co. Ltd.                             HKD4,700.-               HKD4,700.-

Commission on the guarantee will continue to be charged at 1.5% per annum or minimum HKD500.- in advance to the debit of your current account.

ACCRUAL OF INTEREST AND OTHER SUMS

Please note that interest and other sums expressed to be chargeable or payable on a periodic basis will nonetheless accrue from day to day and amounts so accrued may be demanded at any time.

As security, we continue to hold:-

1) A Letter of Undertaking dated 26 May 1997, together with a certified copy of Board Resolution dated 16 May 1997 from Zindart Ltd. undertake to submit quarterly management accounts within 3 months after corresponding closing date.

2) A Letter of Undertaking dated 26 May 1997, together with a certified copy of Board Resolution dated 16 May 1997 from Zindart Ltd. undertake to inform us any major change of shareholding structure of the company in future.


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Zindart Ltd.                                                        CONFIDENTIAL
January 22, 1998
Page Four

Please note that review fee of HKD25,000.- will be charged to the debit of your current account upon receipt of your acceptance to these facilities.

Please arrange for the authorized signatories of your company, in accordance with the terms of the mandate given to the bank, to sign and return to us the duplicate copy of this letter to signify your understanding and acceptance of the terms and conditions under which these facilities are granted.

These facilities will remain open for acceptance until the close of business on 12 February 1998 and if not accepted by that date will be deemed to have lapsed.

We look forward to be of continued assistance.

Yours faithfully,

/s/ CAROL K.Y. L. LUI

Carol K.Y. L. Lui
Senior Corporate Relationship Manager



CKYLL:DP